                                                                   EXHIBIT 10.70

                         SECOND AMENDMENT TO AGREEMENT

     This SECOND AMENDMENT TO AGREEMENT (this "Second Amendment") is made as of September 16, 1996 by and between DMX INC. (hereinafter referred to as "DMX") and LON TROXEL (hereinafter referred to as "Employee") with reference to the following facts:

     WHEREAS, DMX (formerly known as International Cablecasting Technologies Inc.) and Employee entered into that certain Employment Agreement dated as of October 1, 1991 (the "Original Agreement");

     WHEREAS, DMX and Employee entered into that certain First Amendment to Agreement dated as of January 10, 1994 and effective as of December 1, 1993 (the "First Amendment") which amended the Original Agreement (the Original Agreement as modified by the First Amendment shall be hereinafter referred to as the "Agreement");

     WHEREAS, DMX is considering entering into a transaction with Tele-Communications Inc. ("TCI") whereby DMX would be acquired by a new corporation ("Music Co.") to be formed by TCI;

     WHEREAS, unless otherwise defined herein, all capitalized terms used herein shall have the same meanings provided for such terms in the Agreement;

     WHEREAS, the parties hereto desire to amend the Agreement on the terms and conditions herein provided;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

     1.   Amendment of Agreement.  The Agreement is hereby amended as follows:
          ----------------------

          (a) Paragraph 2.4 of the Agreement is hereby amended by adding the following sentence at the end of the existing provision: "In the event that Music Co. acquires DMX and that Music Co. requires that Employee permanently relocate to a location outside of the Los Angeles area, Employee shall have the right within 30 days of notification of such requirement to terminate the term of the Agreement by delivering written notice to Music Co. of Employee's desire to so terminate. Such termination notice shall be effective 30 days after the receipt of such notice by Music Co."

          (b) Paragraph 3.0 of the Agreement is hereby amended to grant taking into account Employee's position in Music Co. Music Co. and Employee shall use reasonable good faith efforts to complete such negotiation prior to the date that is three months after the Music Co. Acquisition Date."

     2.   Agreement In Full Force and Effect.  Except as hereinabove expressly
          ----------------------------------
provided, the Agreement shall remain the same and shall continue in full force and effect between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed upon the day and year first above written.

                                         /s/ Lon Troxel
                                         ------------------------
                                         LON TROXEL       9/23/96

                                         DMX INC.

                                         By: [SIGNATURE ILLEGIBLE]
                                             --------------------
                                         Its:____________________

                         FIRST AMENDMENT TO AGREEMENT
                         ----------------------------

          THIS FIRST AMENDMENT TO AGREEMENT is made this 10th day of January, 1994, effective as December 1, 1993, by and between INTERNATIONAL CABLECASTING TECHNOLOGIES INC., a Delaware corporation ("Employer") and LON TROXEL ("Employee") with reference to the following facts:

     A. Employer and Employee entered into an Employment Agreement dated as of October 1, 1991 ("Agreement").

     B. The parties now desire to amend the Agreement in accordance with the following provisions.

          IN CONSIDERATION of the mutual promises of the parties herein contained, the parties hereby agree as follows:

     1. Paragraph 3.0 of the Agreement is hereby amended to provide that the term of the Agreement is extended to November 30, 1996. In addition, commencing with the effective date hereof, each contract year shall commence on December 1, and end on November 30.

     2. Paragraph 4.1 of the Agreement is hereby amended by providing for the following salary increases, effective on the dates indicated below: for the twelve (12) month period commencing on December 1, 1993, Employee shall receive a salary of Two Hundred Twenty-Five Thousand Dollars ($225,000); for the twelve
(12) month period commencing on December 1, 1994, Employee shall receive a salary of Two Hundred Forty Thousand Dollars ($240,000); and for the twelve (12) month period commencing on December 1, 1995, Employee shall receive a salary of Two Hundred Fifty-Five Thousand Dollars ($255,000).

     3. Paragraph 11.1 is hereby amended by adding the following sentence at the end of the existing provision:

          "Employer hereby grants to Employee the right and option to purchase 75,000 shares of Employer's Common Stock at a price of $3.25 per share pursuant to the terms of the 1993 Stock Option Plan."

     4. Except as hereinabove expressly provided, the Agreement shall continue in full force and effect between the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Agreement to be executed as of the date first indicated above.

INTERNATIONAL CABLECASTING
TECHNOLOGIES INC.

By: /s/ Jerold H. Rubinstein                         /s/ Lon Troxel
   -------------------------                         ----------------
   Jerold H. Rubinstein, Chairman                    LON TROXEL

                             EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made as of the 1st day of October, 1991, between International Cablecasting Technologies Inc., a Delaware corporation (the "Employer"), and LON TROXEL (the "Employee").

                                   RECITALS
                                   --------

     A. Employer desires to employ Employee as the President of its Commercial Division in order to have the benefit of Employee's special knowledge, experience, reputation and abilities in the field of music and broadcasting industry for the benefit of Employer, and its stockholders.

     B. Employee has advised Employer of his willingness to act as the President of the Commercial Division and to utilize his special knowledge, experience, reputation and abilities for the benefit of Employer and its stockholders for the term provided herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, and the terms, conditions and covenants contained herein, the parties agree as follows:

     1.0       Employment.  Employer hereby employs Employee and Employee hereby
               ----------
accepts his employment and agrees to exercise and perform faithfully, exclusively (subject to Section 2.1(c) hereof), and to the best of his ability on behalf of Employer the powers and duties of the President of the Commercial Division on the terms and conditions set forth herein.

     2.0       Employee's Services and Duties.
               ------------------------------

               2.1  During the term hereof Employee shall:

                    (a) Observe and conform to the policies and directions promulgated from time to time by Employer's Board of Directors;

                    (b) Exercise competently and perform effectively such powers and duties of management usually vested in the president of an commercial division of a corporation, including general office duties and other powers and duties pertaining by law, or otherwise imposed by the policies or Bylaws of Employer, including hiring or firing employees reporting directly to him;

                    (c) Devote his full time, ability and attention to the business of Employer or such other affiliated company as may be directed by the Board of Directors of Employer during the term of this Agreement so long as such company engages in businesses similar to those engaged in by the Employer. This provision shall not prevent Employee from serving as a director of any company which is not competing in the business areas of Employer or any affiliated company and shall not prohibit Employee from engaging in charitable or community activities which do not materially conflict with the business of Employer.

               2.2. The services to be performed by Employee may be extended or adjusted from time to time at the discretion of the Board of Directors of Employer, provided such services shall at all times be of the nature customarily performed by the President of the Commercial Division of a corporation.

               2.3. Nothing contained herein shall be construed to prevent Employee from investing his assets in any form or manner which does not conflict with the business of Employer or such business which Employer plans to enter and which does not materially interfere with his performance of services on behalf of Employer. Without the prior written approval of Employer, Employee shall not acquire more than ten percent (10%) direct or indirect ownership in any cable company, whether radio, television or any other form of media, other than Employer.

               2.4. During the term of this Agreement, Employee shall perform the services contemplated under this Agreement at Employer's Corporate Headquarters in Los Angeles, California or other such location as mutually agreed upon by the Employer and Employee. Employer may from time to time require Employee to travel temporarily to other locations on Employer's business.

     3.0.      Term. The term of Employee's employment by Employer pursuant to
               ----
this Agreement shall be for four (4) years commencing on October 1, 1991 and ending on September 30, 1995.

               3.1 Six months prior to the expiration of this Agreement, Employer and Employee may enter into negotiations for the extension of this Agreement.

     4.0       Compensation and Other Benefits.  As compensation in full for the
               -------------------------------
services to be rendered by Employee hereunder, Employer shall pay and the Employee shall accept the following compensation:

               4.1. Employer shall pay to Employee a salary $175,000.00 each year of this Agreement commencing with the Effective Date, payable in equal semi-monthly installments during the term hereof. All compensation payable hereunder shall be subject to all applicable Federal and State of California withholding requirements.

               4.2. Additional compensation and/or bonus compensation for subsequent years shall be at the sole discretion of the Board of Directors.

               4.3. Employer shall reimburse Employee for $12,000 relocation expenses from Seattle to California including, but not limited to, actual moving company expenses, airfares, hotels, etc.

     5.0.      Expenses.  Employee is authorized to incur reasonable expenses
               --------
for promoting the business of Employer, including expenses for entertainment, travel and similar items. Employer will reimburse Employee for all such reasonable expenses paid by Employee on behalf of Employer upon the prompt presentation by Employee of an itemized request for reimbursement of expenditures supported by adequate documentation of the expenditure and its purpose. For purposes of this paragraph 5.0, "prompt" shall mean not more than thirty days following the month the expense was incurred (excluding expenses incurred for European travel, in which case "prompt" shall mean not more than 90 days from the date such expense was incurred).

     6.0.      Confidential Information.  Employee agrees that he will not make
               ------------------------
known, divulge, furnish, make available or use (otherwise than in the regular course of employment with the Employer) during the term of his employment with the Employer any confidential information of the Employer, including but not limited to, business methods, processes, operating techniques and "know how," customer and supplier information, and short-term and long-term sales and product plans, whether compiled or prepared by Employee or Employer or both (hereinafter collectively referred to as "Confidential Information"). Such Confidential Information and all copies thereof shall be the exclusive property of Employer. Upon any termination of his employment with Employer, Employee will promptly return, or cause to be returned to the Employer all of Employee's property and products used by Employee for purposes of carrying out his employment with Employer. Employee further agrees that the foregoing restrictions on the use and disclosure of Company's Confidential Information shall survive termination of his employment with Employer.

     7.0.      Employee Representation and Warranty.  Employee warrants and
               ------------------------------------
represents to and covenants with Employer that the execution, delivery and performance of the Agreement by Employee does not conflict with or violate any provision of or constitute a default under any agreement, judgment, award or decree to which Employee is a party or by which Employee is bound.

     8.0.      Executive Benefits.  Employer shall provide to Employee, at the
               ------------------
sole cost of Employer, such basic and extended benefits group insurance program, vacation and such other Employee fringe benefits as Employer provides for its other employees at the management level.

     9.0.      Termination Prior to Expiration of Term.
               ---------------------------------------

               9.1. If Employee shall be guilty (as principal, accomplice or accessory) of a crime involving moral turpitude, or the commission of fraud, embezzlement or other similar dishonest act, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violating any law, rule, or regulation (other than traffic violations or similar offenses) which harms the Employer or adversely affects the Employer's reputation or credibility, Employer may at its option immediately terminate this Agreement by giving written notice to Employee. If Employee is terminated under this subparagraph, he shall no longer be entitled to any compensation or other benefits under this Agreement after such termination for cause.

               9.2. If Employee commits any material breach or habitually and grossly neglects the duties or obligations required of him under this Agreement, Employer may as its option terminate this Agreement by giving written notice to Employee. If Employee is terminated under this subparagraph, he shall no longer be entitled to any compensation or other benefits under this Agreement after such termination for cause.

               9.3. If Employee becomes disabled during the term of this Agreement and such disability continues for a period of six (6) months, Employer may at its option after the expiration of such six-month period terminate this Agreement by giving written notice to Employee. While Employee is disabled, Employer shall pay to Employee the semi-monthly salary installments as provided in Paragraph 4.1, but such installments shall be reduced by all amounts paid to Employee on account of disability insurance, worker's compensation, social security, or other payments made to Employee arising out of his disability; provided, however, that such payments by Employer shall cease upon the earlier of (a) the expiration of the term of this Agreement, (b) the earlier termination of this Agreement pursuant to this Paragraph 9, or (c) the continuation of Employee's disability for a period of six (6) months. For the purposes of this Agreement, the term "disabled" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform all of the duties which he is required to perform under this Agreement.

               9.5.  In the event Employee is terminated under Section 9.1 or
9.2 hereof, following the date of termination, Employee shall not be entitled to exercise any stock option previously granted to Employee under this Agreement. In the event Employee is terminated for any other reason under this Agreement, Employee shall be entitled to exercise any stock options vested in Employee for a period of six (6) months from the date of termination and to any bonus compensation vested in Employee on said date, but all other benefits provided for under this Agreement shall cease on the date of termination.

               9.6. In the event of a change of control of Employer's Employee shall have the right to terminate this Agreement.

               9.7. The subparagraphs in this Agreement providing for Employer's right to terminate this Agreement shall be interpreted wholly independent from and without reference to one another.

               9.8. Any written notice to be given to Employee by Employer pursuant to this Paragraph 9 may be effected either by personal delivery to Employee, or by mail, registered or certified, postage prepaid with return receipt requested, shown in the books and records of Employer.

     10.0.  Death During Employment. If Employee dies during the term of this
            -----------------------
employment, Employer shall pay to the estate of Employee the compensation which would otherwise be payable to Employee up to the end of the month in which his death occurs, and such other benefits to which Employee is entitled and Employer shall have no further obligations under this Agreement.

     11.0. Stock Option.
           ------------

               11.1. Employer hereby grants to Employee the right and option to purchase 50,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), of Employer at a price of $5.75 per share. Such option may be issued as an Incentive Stock Option under Section 422 of the Internal Revenue Code or as a non-statutory option (i.e., an option not qualified as an ISO under Section 422) pursuant to a Stock Option Plan proposed to be adopted by the Company. Issuance of the option pursuant the Stock Option Plan is subject, however, to adoption of the Stock Option Plan by both the Board of Directors and shareholders of Employer. In the event the option is issued other than pursuant to the Stock Option Plan, the option shall be issued as a nonstatutory option not qualified under Section 422. The terms and conditions of the option to be granted, including whether the option shall qualify as an incentive stock option or shall be issued under any Stock Option Plan of the Employer, shall be at the sole discretion of Employer. Such option to purchase shares of Common Stock shall be subject to the rules and regulations of the Vancouver Stock Exchange ("VSE"), the U.S. Securities and Exchange Commission ("SEC"), particularly
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules of any other Exchange where Employer's common stock may be traded.

               11.2. Each exercise of the Option shall be by written notice of exercise delivered to the Employer at its principal place of business specifying the number of shares to be purchased, and accompanied by payment in cash or by certified or bank cashier's check payable to the order of Employer for the full purchase price of the shares to be purchased.

     12.0. Assignment. This Agreement shall be binding upon and inure to
           ----------
the benefit of Employer, its successors and assigns. Employee may not assign all or any part of his interest under this Agreement without the prior written consent of Employer.

     13.0. Receipt of Agreement. Each of the parties hereto acknowledges
           --------------------
that he or it has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes, and is a duplicate original.

     14.0. California Law. This Agreement is to be governed by and construed
           --------------
under the laws of the State of California, regardless of choice of law provisions.

     15.0. Captions and Paragraph Headings. Captions and paragraph
           -------------------------------
headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     16.0. Invalid Provision. Should any part of this Agreement for any
           -----------------
reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portion of this Agreement shall remain in full force and effect as if this agreement had been executed with the invalid provision eliminated.

     17.0. Entire Agreement. This Agreement contains the entire agreement
           ----------------
between the parties with respect to the employment of Employee by Employer and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

     18.0. Waiver of Breach. The failure to enforce at any time any of the
           ----------------
provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     19.0. Conditions and Obligations of Employer. The obligations of Employer,
           ---------------------------------------
hereunder, are expressly subject to prior approval of this Agreement by Employer's Board of Directors.

     Executed at Los Angeles, California as of the date first set forth above.

INTERNATIONAL CABLECASTING TECHNOLOGIES INC.


By:/s/ Jerold H. Rubinstein
   ----------------------------------
   Jerold H. Rubinstein, Chairman



/s/ Lon Troxel
-------------------------------------
Lon Troxel